EXHIBIT 10.3

PERSONAL GUARANTY

THIS GUARANTY (the ‘‘Guaranty’’) is made and entered into this December 14, 2006, by STEVEN AUSTIN as guarantor (the ‘‘Guarantor’’), a California resident with principal home address located at                                                     , in favor of                                        , as beneficiary (the ‘‘Beneficiary’’) with principal offices located at                                                              with respect to the Bridge Loan (the ‘‘Loan’’) described herein, each individually referred herein as a Party and collectively as the Parties, with respect to the facts set forth below.

A.	Reference is made to the Loan by (‘‘Lender’’) in the principal amount of ($ .00), dated as of December 14, 2006 entered into by TAG ENTERTAINMENT CORP., (the ‘‘Company’’ or the ‘‘Parent Borrower’’) and TAG ENTERTAINMENT USA (the ‘‘Subsidiary Borrower’’) in favor of the Beneficiary; and

B.	The Loan shall be secured by: (1) the Company’s accounts receivables and (2) the Company’s contract rights and proceeds therefrom in an agreement to be executed between Gaiam, Inc. and the Company or any affiliate of the Company (collectively the ‘‘Collateral’’) and (3) all books, instruments, certificates, records, ledger cards, files, correspondence, customer lists and other documents, and all computer software, computer printouts, tapes, disks and related data processing software and similar items, in each case that at any time represent, cover or otherwise evidence, or contain information relating to, any of the Collateral or are otherwise necessary or helpful in the collection thereof or realization thereupon, as collateral security for the due and punctual payment and performance of all obligations and liabilities, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, arising under, out of or in connection with the Note, the Purchase Agreement or any other Loan Document (each of the foregoing obligations being collectively referred to as the ‘‘Obligations’’).

C.	Beneficiary desires Guarantor to provide his guarantee of the Obligations based on and incorporating all terms and conditions contained in the Loan. Guarantor shall guarantee the prompt payment of the Principal Balance plus any interest thereon accruing from the Maturity Date in the event of a default in the payment of such amounts, provided that this guarantee obligation shall only commence in the event that the Company does not repay the Lender the Principal Balance of the Loan plus interest thereon during a 30-day cure period immediately following the Maturity Date.

D.	Capitalized terms used and not otherwise defined herein that are defined in the Purchase Agreement will have the meanings given such terms in the Purchase Agreement.

IN WITNESS WHEREOF, the Parties hereto have caused their duly authorized representatives to enter into this Agreement effective as of the date set forth below.

Agreed & Accepted By:                                                           Agreed & Accepted By:

Steven Austin

Signed	Signed

Authorized Name (Please print)	Authorized Name (Please print)